CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated October 22, 2012 on the financial statements of The Eudora Fund (the initial series of The Eudora Fund) and to all references to our firm included in or made a part of this Pre-Effective Amendment No. 2 under the Securities Act of 1933, as amended (No. 333-183018) and Amendment No. 2 under the Investment Company Act of 1940, as amended (No. 811-22729) on Form N-1A.

Miami, Florida

November 30, 2012

An Independent Member of Baker Tilly International

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